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                                                                    Exhibit 99.3






To whom it may concern:

              The undersigned, Patty J. Flynt, hereby consents to being named as a designee to be appointed as Senior Vice President -- Chief Operating Officer and President of Operating Company of the relevant registrant in the Registration Statements on Form S-4 of ATX Telecommunications Services, Inc. and CoreComm Merger Sub, Inc., filed on August 16, 2000, all prospectuses related thereto and all subsequent amendments thereto.


                                       Yours Sincerely,


                                        /s/ Patty J. Flynt
                                       ------------------------------
                                       Patty J. Flynt